Exhibit 3.448

State of Delaware Secretary of State Division of Corporations Delivered 01:22 PM 12/28/2012 FILED 01:17 PM 12/28/2012 SRV 121401577 - 5267250 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TENNESSEE HMA HOLDINGS, LP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter I7, does hereby certify as follows:

l. The name of the Limited Partnership is Tennessee HMA Holdings, LP

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington, Delaware 19801, New Castle County. The name of the Registered Agent at such address is The Corporation Trust Company.

3. The name and business address of the sole general partner is:

Health Management General Partner I, LLC

5811 Pelican Bay Boulevard, Suite 500

Naples, Florida 34108-2710

4. The effective date of the formation of the Limited liability company is December 31, 2012 at 11:54 PM.

(signature pages follows)

S7 12

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Limited Partnership as of December 28,

2012                      and hereby affirms the truth of the statements contained herein under the penalties of perjury.

Health Management General Partner I, LLC, General Partner

By:	/s/ Kathleen K. Holloway
Name:	Kathleen K. Holloway
Title:	Assistant Secretary

S7 12